UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2006

Net Perceptions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford, Connecticut 06901
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (203) 428-0240

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Asset Purchase Agreement

On September 22, 2006, Net Perceptions, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CRC Acquisition Co., LLC (doing business as Concord Steel) (“Concord”) to acquire, through one or more wholly-owned subsidiaries, substantially all of the assets and to assume certain of the liabilities of Concord upon the terms and subject to the conditions contained in the Purchase Agreement (the “Concord Acquisition”). The aggregate purchase price for the Concord Acquisition is approximately $45,200,000, subject to certain adjustments as set forth in the Purchase Agreement.

Concord is one of the nation’s leading independent manufacturers of steel counterweights that are incorporated into a variety of industrial equipment including aerial work platforms, cranes, elevators and material handling equipment.

The closing of the Concord Acquisition, which is expected to occur in the fourth quarter of 2006, is subject to closing a $40,000,000 senior credit facility with a group of lenders led by LaSalle Bank National Association, entering into employment agreements with certain executives of Concord, the completion of an audit of the financial statements of Concord for certain historical periods as well as certain other customary conditions. The Purchase Agreement also includes representations, covenants, seller non-competition arrangements, indemnification obligations and other customary provisions for transactions of this nature, and provides for $2 million of the purchase price to be delivered to an escrow agent and held in escrow to secure certain obligations of Concord. In addition, pursuant to the Purchase Agreement Concord has agreed to reinvest $3,000,000 of its proceeds from the Concord Acquisition to purchase 3,529,412 unregistered shares of the common stock of the Company at the closing at a price per share of $0.85. When issued, such shares shall be subject to a six month lock-up agreement and a registration rights agreement containing customary “demand” and “piggyback” registration rights.

The Company expects to pay for the Concord Acquisition consideration through cash on hand and debt.

Prior to the Purchase Agreement, there was no material relationship, other than in respect of the Concord Acquisition, between Concord, on the one hand, and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, on the other hand.

No assurances can be given that the Concord Acquisition will be consummated or, if such acquisition is consummated, as to the final terms of such acquisition.

Equity Compensation Agreement

On September 22, 2006, the Company entered into an Equity Compensation Agreement (the “Compensation Agreement”) with Kanders & Company, Inc. (“Kanders & Company”), the sole stockholder of which is Warren B. Kanders, who is the Company’s current Executive Chairman of the Board of Directors, for prior strategic, consulting, investment banking and advisory services to the Company in connection with Company’s asset redeployment strategy. As compensation for such past services, the Company agreed to issue to Kanders & Company 8,274,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”). Kanders & Company will receive no cash payment for its services pursuant to the Compensation Agreement. Pursuant to the terms and conditions of the Compensation Agreement, the Company granted “demand” and “piggyback” registration rights to Kanders & Company with respect to the shares of Common Stock that are issuable under the Compensation Agreement.

The foregoing description of the Compensation Agreement is qualified in its entirety by reference to the full text of the Compensation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Consulting Agreement

On September 22, 2006, the Company entered into a five year consulting agreement (the “Consulting Agreement”) with Kanders & Company, which will become effective as of the closing of the Concord Acquisition. In addition, effective with the closing of the Concord Acquisition, Mr. Kanders is expected to resign as Executive Chairman of the Company’s Board of Directors upon being nominated and elected to the position of Non-Executive Chairman of the Board of Directors. The Consulting Agreement provides that Kanders & Company will render investment banking and financial advisory services to the Company on a non-exclusive basis, including strategic planning, assisting in the development and structuring of corporate debt and equity financings, introductions to sources of capital, guidance and advice as to (i) potential targets for mergers and acquisitions, joint ventures, and strategic alliances, including facilitating the negotiations in connection with such transactions, (ii) capital and operational restructuring, and (iii) shareholder relations.

The Consulting Agreement provides for Kanders & Company to receive a fee equal to (i) $500,000 in cash per annum during the term of the Consulting Agreement, payable monthly, and (ii) 1% of the amount by which the Company’s revenues as reported in the Company’s Form 10-K, or if no such report is filed by the Company, as reflected in the Company’s audited financial statements for the fiscal year in question, exceeds $60,000,000, payable in shares of common stock of the Company (the “Stock Fee”) valued at the weighted average price of the Company’s Common Stock for the fiscal year in question. Upon a “change-in-control” (as defined in the Consulting Agreement), Kanders & Company will be entitled to a one-time lump sum cash payment equal to three times the average amount Kanders & Company received during the two fiscal years preceding such “change-in-control,” subject to certain limitations as set forth in the Consulting Agreement. Upon the death or permanent disability of Mr. Kanders, the Company agreed to make a one time lump sum cash payment to Kanders & Company equal to that amount Kanders & Company would be entitled to receive upon a “change-in-control”. Upon payment of the amounts due to Kanders & Company either upon the occurrence of a “change-in-control”, or upon the death or permanent disability of Mr. Kanders, the Consulting Agreement will terminate.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Employment Agreement

On September 22, 2006, the Company entered into an employment agreement with Albert W. Weggeman (the “Employment Agreement”), which will become effective on the closing of the Concord Acquisition. The Employment Agreement provides for his employment as President and Chief Executive Officer of the Company for a term of three years, subject to certain termination rights. The Employment Agreement provides that he will receive an annual base salary of $300,000, subject to annual review by the Company. In addition, Mr. Weggeman is entitled to receive annual and other bonuses as may be determined in the sole discretion of the Company’s Compensation Committee. The Employment Agreement also entitles him to participate in the medical, insurance and other fringe benefit plans or policies the Company may make available to, or have in effect for, its personnel with commensurate duties from time to time.

Upon the closing of the Concord Acquisition, the Company will issue and grant to Mr. Weggeman a non-plan option to purchase 2,491,419 shares of the Company’s Common Stock, having an exercise price equal to $0.64 per share, of which (i) 1,245,709 shall vest in three equal installments commencing on the first anniversary of the date of grant; (ii) 415,237 shall vest if the Company's EBITDA (as reflected in its audited financial statements) for the year ending December 31, 2007, is not less than $13,800,000, or if EBITDA for the two years ending December 31, 2008 is not less than $29,500,000; (iii) 415,237 shall vest if EBITDA for the year ending December 31, 2008, is not less than $15,700,000, or if EBITDA for the two years ending December 31, 2009 is not less than $32,900,000; and (iv) 415,236 shall vest if EBITDA for the year ending December 31, 2009, is not less than $17,200,000, or if the Company (in its absolute discretion) elects to extend or renew Mr. Weggeman's employment for an additional three-year term, and the EBITDA for the two years ending December 31, 2010, achieves a target to be determined by the Company and set forth in such extended or renewed employment agreement. The terms and provisions of such options will be set forth in a stock option agreement in a form satisfactory to the Company. In addition, the Employee may be entitled, during the term of the Employment Agreement, to receive additional options, at such exercise prices and other terms as the Compensation Committee of the Board may, in its sole and absolute discretion, determine.

The Company also agreed, pursuant to the Employment Agreement, to issue and grant to Mr. Weggeman the following amounts of restricted Common Stock (the “Restricted Stock”): (i) $1,000,000 of Restricted Stock upon the Company achieving annual earnings before interest, taxes, depreciation and amortization, as computed by the Company on or prior to its filing of its annual report on Form 10-K, on a consistent basis (“EBITDA”) of at least $25,000,000 in a fiscal year of the Company; (ii) $1,000,000 of Restricted Stock shall be granted upon the Company achieving annual EBITDA of at least $50,000,000 in a fiscal year of the Company; and (iii) $1,000,000 shall be granted upon the Company achieving annual EBITDA of at least $75,000,000 in a fiscal year of the Company. Each of the grants specified in (i)-(iii) above are one-time grants which vest on the date on which the Company’s Form 10-K is filed in respect of the fiscal year for which the grant is being made and the grant price will be the closing price of the Common Stock of the Company on the principal exchange on which it is traded on such date. The terms and provisions of such Restricted Stock will be set forth in a restricted stock agreement in a form satisfactory to the Company.

The Employment Agreement contains a non-competition covenant and non-solicitation provisions (relating to the Company’s employees and customers) effective during the term of his employment and (i) for one year after any termination of Mr. Weggeman’s employment if Mr. Weggeman is terminated for cause, or due to death or permanent disability, or at Mr. Weggeman’ election, or (ii) if the Company elects to pay the Severance Payment (as defined below) to Mr. Weggeman, for a period of up to two years if Mr. Weggeman’s employment is terminated without cause or due to the non-renewal of Mr. Weggeman’s Employment Agreement.

In the event Mr. Weggeman’s employment is terminated by the Company without “cause” (as such term is defined in the Employment Agreement) or if the Company fails to renew or extend the term of the Employment Agreement, and the Company so elects, Mr. Weggeman will be entitled to 12 months base compensation (the “Severance Payment”). In addition, Mr. Weggeman’s Employment Agreement may be terminated at the Company’s option for “cause” (as such term is defined in his Employment Agreement).

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Rights Agreement

On September 22, 2006, the Company and Wells Fargo Bank, N.A. (the “Rights Agent”) entered into Amendment No. 3 (the “Third Amendment”) to the Rights Agreement between the Company and the Rights Agent dated June 1, 2001, as amended (the “Rights Agreement”). The Third Amendment permits the execution of the Compensation Agreement and the performance and consummation of the transactions contemplated by the Compensation Agreement, without triggering the provisions of the Rights Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, which is included as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Restricted Stock Award Agreements

Effective September 22, 2006, the Company entered into a Restricted Stock Award Agreement (the "RSA Agreement") with Mr. David A. Jones, a director of the Company, and an identical agreement with Mr. Nicholas Sokolow, also a director of the Company. Under each agreement, the director has been awarded 100,000 shares of restricted stock under the Company's 1999 Equity Incentive Plan, which vest immediately but are subject to prohibitions on transfer which expire in 8 consecutive quarterly tranches of 12,500 shares, commencing September 30, 2006 and expiring June 30, 2008. Copies of the RSA Agreements between each of Messrs. Jones and Sokolow are attached hereto as Exhibits 10.4 and 10.5.

Item 3.02    Unregistered Sales of Equity Securities

See disclosure in Item 1.01 above, which is incorporated herein by reference.  The shares of Common Stock issued to Kanders & Company pursuant to the Compensation Agreement were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated under the Securities Act. Kanders & Company represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof and the share certificates representing such shares will bear appropriate legends to that effect. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act. As of the date hereof, after taking in to account the shares of Common Stock issued to Kanders & Company pursuant to the Compensation Agreement, there are approximately 37,552,755 shares of Company common stock issued and outstanding.

Item 3.03    Material Modification to Rights of Security Holders

As reported under Item 1.01 above, the Company and the Rights Agent entered into the Third Amendment. The terms of the principal modifications effectuated by the Third Amendment are described under Item 1.01 above.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)    Effective as of September 22, 2006, Gianmaria C. Delzanno resigned from the Company’s Board of Directors.

(c)    On September 22, 2006, the Board of Directors of the Company appointed Albert W. Weggeman as President and Chief Executive Officer, effective as of the close of the Concord Acquisition. Mr. Weggeman, who is 43 years of age, comes to the Company from Leveraged Restructuring Group, a consulting company, where he was a Partner. From April 2005 until February 2006, Mr. Weggeman was Interim President and Chief Operating Officer of Tyden Group Inc., a manufacturer of container security products and product identification and traceability equipment. In 2001 Mr. Weggeman joined Key Components, LLC, a specialty engineered components company, as Vice President of Operations and became Chief Operating Officer in 2003. From November 1997 to March 2001, Mr. Weggeman held positions in General Electric Company (“GE”) Industrial Systems division as Manager - Mergers & Acquisitions and President and General Manager of Midwest Electric (a GE subsidiary). Mr. Weggeman has no family relationships with any other director or executive officer of the Company. The material terms of the Employment Agreement between the Company and Mr. Weggeman is set forth in Item 1.01 above and incorporated herein by reference. There are no transactions in which Mr. Weggeman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit	Description

4.1	Amendment No. 3 to Rights Agreement, dated September 22, 2006, between Net Perceptions, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

10.1	Equity Compensation Agreement by and between Net Perceptions, Inc. and Kanders & Company Inc., dated as of September 22, 2006.

10.2	Consulting Agreement by and between Net Perceptions, Inc. and Kanders & Company Inc., dated as of September 22, 2006.

10.3	Employment Agreement by and between Net Perceptions, Inc. and Albert Weggeman, dated as of September 22, 2006.

10.4	Restricted Stock Award Agreement dated as of September 22, 2006, between Net Perceptions, Inc., and Mr. David A. Jones re Restricted Stock Award under 1999 Equity Incentive Plan.

10.5	Restricted Stock Award Agreement dated as of September 22, 2006, between Net Perceptions, Inc., and Mr. Nicholas Sokolow re Restricted Stock Award under 1999 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2006

NET PERCEPTIONS, INC.

By:	/s/ Nigel P. Ekern
Name: Nigel P. Ekern Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Amendment No. 3 to Rights Agreement, dated September 22, 2006, between Net Perceptions, Inc. and Wells Fargo Bank, N.A., as Rights Agent.

10.1	Equity Compensation Agreement by and between Net Perceptions, Inc. and Kanders & Company Inc., dated as of September 22, 2006.

10.2	Consulting Agreement by and between Net Perceptions, Inc. and Kanders & Company Inc., dated as of September 22, 2006.

10.3	Employment Agreement by and between Net Perceptions, Inc. and Albert Weggeman, dated as of September 22, 2006.

10.4	Restricted Stock Award Agreement dated as of September 22, 2006, between Net Perceptions, Inc., and Mr. David A. Jones re Restricted Stock Award under 1999 Equity Incentive Plan.

10.5	Restricted Stock Award Agreement dated as of September 22, 2006, between Net Perceptions, Inc., and Mr. Nicholas Sokolow re Restricted Stock Award under 1999 Equity Incentive Plan.